UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report: March 3, 2009

(Date of earliest event reported)

SILICON GRAPHICS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-10441	94-2789662
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1140 East Arques Ave.

Sunnyvale, California 94085

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 524-1980

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 3, 2009, the Company received a Nasdaq Staff Determination indicating that the Company fails to comply with the market value of publicly held shares requirement for continued listing set forth in Marketplace Rule 4310(c)(3)(B), and that its securities are, therefore, subject to delisting from The Nasdaq Capital Market on March 12, 2009. The Company has requested a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. A hearing request will stay the suspension of the Company’s securities and the filing of the Form 25-NSE pending the Panel’s decision.

On December 1, 2008, the Company received a notification letter that its market value of listed securities had been below the requirement for continued inclusion under Marketplace Rule 4310(c)(3)(B) and, as such, the Company’s common stock had become non-compliant with Nasdaq’s requirements. The Company was provided a compliance period of 30 calendar days, or until December 31, 2008, to regain compliance. On January 13, 2009, Nasdaq filed an immediately effective rule change with the Securities and Exchange Commission to extend the compliance period from 30 calendar day to 90 calendar days. Accordingly, the Company was provided until March 2, 2009 to regain compliance. Per Nasdaq’s March 3 Staff Determination Letter, the Company has not regained compliance w/ Rule 4310(c)(3)(B).

There can be no assurance that the Panel will grant the Company’s request for continued listing.

A copy of the Company’s press release announcing the notification from Nasdaq is attached to this Current Report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following document is filed as an exhibit to this report:

99.1	Press Release dated March 9, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SILICON GRAPHICS, INC.

Dated: March 9, 2009	By:	/s/ Gregory S. Wood
Gregory S. Wood
Senior Vice President and Chief Financial Officer